Filed pursuant to Rule 424(b)(5)

Registration File No.: 333-224290

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.125% Senior Notes due 2023	$500,000,000	$62,250
4.750% Senior Notes due 2028	$750,000,000	$93,375

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus supplement

(To prospectus dated April 13, 2018)

IHS Markit Ltd.

$500,000,000 4.125% Senior Notes due 2023

$750,000,000 4.750% Senior Notes due 2028

We are offering $500,000,000 aggregate principal amount of our 4.125% Senior Notes due 2023 (the “2023 notes”) and $750,000,000 aggregate principal amount of our 4.750% Senior Notes due 2028 (the “2028 notes” and, together with the 2023 notes, the “notes”).

We will pay interest on the notes semi-annually on February 1 and August 1 of each year, commencing on February 1, 2019. The 2023 notes and the 2028 notes will mature on August 1, 2023 and August 1, 2028, respectively. We may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described herein.

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness from time to time outstanding, including all other senior notes issued under the Indenture (as defined herein). Each series of notes will be issued only in registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

	Per 2023 Note	Total for 2023 Notes	Per 2028 Note	Total for 2028 Notes
Price to public(1)	99.707%	$498,535,000	99.628%	$747,210,000
Underwriting discounts and commissions	0.600%	$3,000,000	0.650%	$4,875,000
Proceeds to Company	99.107%	$495,535,000	98.978%	$742,335,000

(1)	Plus accrued interest from and including July 23, 2018, if settlement occurs after that date.

Investing in our notes involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page S-10 of this prospectus supplement and the risk factors set forth in our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2018, which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers on or about July 23, 2018 through the facilities of The Depository Trust Company for the accounts of its participants.

Joint Book-Running Managers

BofA Merrill Lynch	HSBC	J.P. Morgan

RBC Capital Markets	Wells Fargo Securities

Co-Managers

Barclays	BBVA	Citigroup	NatWest Markets	SunTrust Robinson Humphrey

TD Securities	US Bancorp	BMO Capital Markets	BNP PARIBAS

Citizens Capital Markets	Goldman Sachs & Co. LLC	Morgan Stanley	PNC Capital Markets LLC	SMBC Nikko

The date of this prospectus supplement is July 19, 2018.

Certain Definitions

Unless otherwise indicated or the context otherwise requires, each reference in this prospectus supplement to:

•	“Existing Notes” means IHS Markit’s 5.000% Senior Notes due 2022, issued on July 28, 2016, IHS Markit’s 4.75% Senior Notes due 2025, issued on February 9, 2017 and on July 13, 2017 and IHS Markit’s 4.00% Senior Notes due 2026, issued on December 1, 2017;

•	“IHS” refers to IHS Inc., a Delaware corporation and a subsidiary of IHS Markit;

•	“IHS Markit” refers to IHS Markit Ltd., a Bermuda exempted company;

•	“Indenture” refers to the indenture, to be dated as of the closing date of this offering, by and between IHS Markit and Wells Fargo Bank, National Association, as trustee, as supplemented by a supplemental indenture to be dated as of the closing date of this offering, with respect to each series of notes;

•	“Markit” refers to Markit Ltd., which was the name of IHS Markit prior to completion of the Merger;

•	“Merger” refers to the merger, consummated on July 12, 2016, of Marvel Merger Sub, Inc., which was a Delaware corporation and an indirect and wholly owned subsidiary of Markit (“Merger Sub”), with and into IHS, with IHS surviving the merger as an indirect and wholly owned subsidiary of IHS Markit;

•	“U.S. GAAP” or “GAAP” refers to generally accepted accounting principles in the United States; and

•	“we”, “our” and “us” refer to IHS Markit and its subsidiaries, as a whole.

We intend to apply to The International Stock Exchange Authority for the notes to be admitted to the Official List of The International Stock Exchange (the “Exchange”). The Exchange is not a regulated market for the purposes of The Markets in Financial Instruments Directive (2004/39/EC).

There is currently no market for any series of notes. While we intend to apply to list the notes on the Official List of the Exchange, we cannot guarantee that our application will be approved as of the issue date of the notes or at any time thereafter. Accordingly, we cannot assure you that any active trading market for the notes of any series will develop or be maintained.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of shares and securities of IHS Markit to and between residents and non-residents of Bermuda for exchange control purposes provided shares of IHS Markit remain listed on an appointed stock exchange, which includes the Nasdaq Global Select Market. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

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Page

Prospectus Supplement

About This Prospectus Supplement	S-iii

Where You Can Find More Information	S-vii
Special Note on Forward-Looking Statements	S-viii

Summary	S-1

Summary Historical Financial Data of IHS Markit	S-7

Prospectus

Validity of Securities	11
Experts	11

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained, or incorporated by reference into, the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and securities we may offer from time to time, some of which does not apply to this offering.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important business and financial information about us that you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before investing in our notes.

We are solely responsible for the information contained in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized any other person to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We do not take any responsibility for any other information that others may give you. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the date of this prospectus supplement and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speak only as of the respective dates of those documents or the dates on which they were filed with the SEC, as applicable. The business, financial condition, results of operations and prospects of IHS Markit may have changed since such dates.

The underwriters make no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and nothing contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is or shall be relied upon as a promise or representation by the underwriters.

The following statements are made in accordance with the listing of the notes on the Exchange:

Subject to as set out below, the issuer accepts responsibility for the information contained in this Listing Document (as defined below) and to the best of the knowledge and belief of the issuer (which has taken all reasonable care to ensure that such is the case) the information contained in the Listing Document is in accordance with the facts and does not omit anything likely to affect the import of such information.

Neither the admission of the notes to the Official List nor the approval of the Listing Document pursuant to the listing requirements of the Exchange shall constitute a warranty or representation by the Exchange as to the competence of the service providers to, or any party connected with, the issuer, the adequacy and accuracy of information contained in the Listing Document or the suitability of the issuer for investment or for any other purpose.

In the last 12 months there have been no litigation or arbitration proceedings against or affecting IHS Markit or any of its assets or revenues, nor is IHS Markit aware of any pending or threatened proceedings of such kind which are material in the context of the issuance of the notes or the listing of the notes on the Exchange (and not otherwise disclosed herein or in the documents incorporated by reference herein).

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This prospectus supplement, the accompanying prospectus and the Indenture together with any supplements and amendments to them as prepared by the issuer from time to time form the “Listing Document” for purposes of this application.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY U.S. OR NON-U.S. FEDERAL, STATE OR LOCAL SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. IHS Markit and the underwriters require persons who obtain a copy of this prospectus supplement and the accompanying prospectus to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to participate in, an investment in the notes in any jurisdiction in which such offer or invitation would be unlawful.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

IHS Markit Financial Presentation

Prior to completion of the Merger, Markit operated on a December 31 fiscal year end, while IHS operated on a November 30 fiscal year end. IHS Markit operates on a November 30 fiscal year end, as IHS was treated as the acquiring entity for accounting purposes. All references to currency amounts in this prospectus supplement and the accompanying prospectus are in U.S. dollars.

Non-GAAP Financial Measures of IHS Markit

This prospectus supplement contains the financial measures EBITDA and Adjusted EBITDA, neither of which is calculated in accordance with U.S. GAAP.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as net income attributable to IHS Markit plus or minus net interest, plus or minus provision (benefit) for income taxes, depreciation and amortization. Adjusted EBITDA further excludes primarily non-cash items and other items that IHS Markit does not consider to be useful in assessing its operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, impairment of assets, net other gains and losses, impact of debt extinguishment, pension mark-to-market and settlement expense, the impact of joint ventures and non-controlling interests, and discontinued operations). The most directly comparable GAAP measure of EBITDA and Adjusted EBITDA is net income. IHS Markit uses these non-GAAP financial measures in its operational and financial decision-making, and believes that such measures allow it to focus on what it deems to be more reliable indicators of ongoing operating performance. EBITDA and Adjusted EBITDA are also used by IHS Markit’s investors, research analysts, investment bankers, and lenders to assess its operating performance.

Non-GAAP financial measures are presented only as a supplement to our consolidated financial statements based on GAAP. Non-GAAP financial measures are provided to enhance an investor’s understanding of our financial performance, but none of these non-GAAP financial measures is a recognized term under GAAP and non-GAAP financial measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies.

See Note (1) under the heading “Summary—Summary Historical Financial Data of IHS Markit” in this prospectus supplement for reconciliations of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure and for additional information.

MARKET SHARE, RANKING, INDUSTRY DATA AND FORECASTS

This prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference include market share, ranking, industry data and forecasts that have been obtained from industry publications and surveys, market research, consultant surveys, public filings, reports of governmental and international agencies and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding the industry data presented herein or incorporated herein by reference, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in IHS Markit’s Annual Report on Form 10-K for the

S-v

fiscal year ended November 30, 2017. Neither we nor the underwriters can guarantee the accuracy or completeness of such information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

We own or have rights to use the trademarks, service marks and trade names that we use in connection with the operation of our business; other trademarks, service marks and trade names referred to in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein are, to our knowledge, the property of their respective owners. We also own or have the rights to copyrights that protect aspects of our products and services. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus supplement are listed without the ®, TM and © symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common shares are listed and traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “INFO”. You may also inspect the information we file with the SEC at Nasdaq’s offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. Information about us, including certain SEC filings, is also available at our website at http://www.ihsmarkit.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus.

We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 filed with the SEC on January 23, 2018, including those portions of our Definitive Proxy Statement on Schedule 14A filed on February 27, 2018 that are specifically incorporated by reference into such Annual Report on Form 10-K;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended February 28, 2018 and May 31, 2018 filed with the SEC on March 27, 2018 and June 26, 2018, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on December 1, 2017, December 8, 2017, February 16, 2018, April 12, 2018, May 8, 2018, May 23, 2018 and June 26, 2018 (first Current Report on such day); and

•	Our Registration Statement on Form 8-A dated June 13, 2014.

We also incorporate by reference the audited consolidated financial statements of Markit Ltd. prior to completion of the Merger on pages F-1 to F-69 of Markit Ltd.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed with the SEC on March 11, 2016.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

IHS Markit Ltd.

4th Floor, Ropemaker Place

25 Ropemaker St.

London EC2Y 9LY

England

Attention: Legal Department

+44 20 7260 2000

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to develop new products and services; our ability to manage system failures or capacity constraints; our ability to successfully manage risks associated with changes in demand for our products and services; our ability to manage our relationships with third party service providers; legislative, regulatory and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; and the occurrence of any catastrophic events, including acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, along with our other filings with the SEC, including subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus supplement and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date of this prospectus supplement. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. This summary may not contain all the information that you should consider before investing in our notes. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors,” the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

We are a leading globally diversified provider of critical information, analytics, and expertise for the world’s major industries, financial markets, and governments. Our analytics reveal interdependencies across complex industries, which enhances transparency, reduces risk, and improves operational efficiency for our customers. Our information, analytics, and solutions are significant components in the systems and workflows of many of our customers and continue to become increasingly important to our customers’ operations. We leverage leading technologies and our industry expertise to create innovative products and services that provide information and insight to our customers to help them be more efficient and make more informed decisions. We are committed to sustainable, profitable growth.

Our core competency is using our expertise to source and transform data into information and analytics that our customers can use when making operational and strategic decisions. We are a dependable resource for those who require and demand the most accurate and robust information available. We are dedicated to providing the information and analysis our customers need to make critical decisions that drive growth and value for their operations.

By integrating and connecting our information and analytics with proprietary and widely used decision-support technology on scalable platforms, we produce critical information and insight designed to meet our customers’ needs. Our product development teams have also created proprietary Web services and application interfaces that enhance access to our information and allow our customers to integrate our offerings with other data, business processes, and applications (such as computer-aided design, enterprise resource planning, supply chain management, and product data/lifecycle management).

Our principal executive offices are located at 4th Floor, Ropemaker Place, 25 Ropemaker Street, London, England, EC2Y 9LY, and our telephone number at that address is +44 20 7260 2000. Our registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and the telephone number at that address is +1 441 295 5950.

Our website is located at http://www.ihsmarkit.com. Information on our website is not part of this prospectus supplement or the accompanying prospectus.

Recent Developments

Proposed Acquisition and Disposition

Ipreo Acquisition

On May 21, 2018, we announced that we signed a definitive agreement to acquire Ipreo, a leading financial services solutions and data provider, for $1.855 billion from private equity funds managed by Blackstone Group L.P. and the Goldman Sachs Merchant Banking Division (the “Ipreo Acquisition”).

The Ipreo Acquisition is expected to close in the second half of 2018, subject to customary closing conditions and regulatory filings and approvals, including with the UK Financial Conduct Authority and under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.

We may finance the Ipreo Acquisition with the proceeds from this offering, together with cash on hand and future debt financing. In connection with entering into the acquisition agreement for the Ipreo Acquisition, we entered into a commitment letter (the “Commitment Letter”) on May 19, 2018 with HSBC Securities (USA) Inc. and HSBC Bank USA National Association (collectively, the “Commitment Parties”). Pursuant to the Commitment Letter, and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide a senior unsecured 364-day term loan facility in an aggregate principal amount of $1.855 billion (the “Term Loan Facility”) to fund the consideration for the Ipreo Acquisition and repay existing indebtedness of Ipreo. The funding of the Term Loan Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions, including the execution and delivery of definitive documentation with respect to the Term Loan Facility in accordance with the terms set forth in the Commitment Letter.

The completion of this offering is not contingent upon completion of the Ipreo Acquisition, and the completion of the Ipreo Acquisition is not contingent upon completion of this offering.

We cannot assure you that we will complete the Ipreo Acquisition on the terms described in this prospectus supplement or at all.

MarkitSERV Disposition

On May 21, 2018, we also announced that we have initiated a process to sell MarkitSERV, our derivative processing business. The completion of this offering is not contingent upon the completion of a disposition of MarkitSERV. We cannot assure that we will complete any disposition of MarkitSERV.

Credit Facility and Term Loan Refinancing

On June 25, 2018, we entered into a new multi-year Credit Agreement (the “Multi-Year Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of lenders party thereto, for credit facilities in an aggregate principal amount of $3.1 billion, consisting of term loans in an aggregate principal amount of $1.1 billion (the “Multi-Year Term Loans”) and revolving credit commitments in an aggregate principal amount of $2.0 billion (the “New Revolver”). On June 25, 2018, the closing date of the Multi-Year Credit Agreement, the Multi-Year Term Loans were borrowed in full and we borrowed $1.3 billion of loans under the New Revolver. Such amounts were used to repay amounts outstanding under our Credit Agreement dated as of July 12, 2016 by and among certain subsidiaries of the Company as borrowers, the Company as guarantor, the lenders from time to time party thereto and Bank of America N.A., as administrative agent (the “Existing Credit Agreement”), which was terminated in full.

In connection with the entry into the Multi-Year Credit Agreement and the termination of the Existing Credit Agreement, each guarantor of the Company’s 5.00% Senior Notes due 2022, 4.75% Senior Notes due 2025 and 4.00% Senior Notes due 2026 and of IHS Inc.’s 5.00% Senior Notes due 2022 was released from its respective guarantees thereof pursuant to the terms of the indentures under which such notes were issued.

On June 25, 2018, the Company also entered into a 364-day Credit Agreement (the “364-Day Credit Agreement” and, together with the Multi-Year Credit Agreement, the “Credit Agreements”) with HSBC Bank USA, National Association, as administrative agent and a syndicate of lenders party thereto, for a term loan credit facility in an aggregate principal amount of $1.9 billion (the “364-Day Term Loan”). The aggregate commitments under the 364-Day Term Loan will be reduced on a dollar-a-dollar basis by the amount of net proceeds raised in this offering. The 364-Day Term Loan will be available to be borrowed on the closing date, which will occur substantially concurrently with the consummation of the Ipreo Acquisition.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to “Description of the Notes.”

Issuer	IHS Markit Ltd.

Securities Offered	$500,000,000 aggregate principal amount of 4.125% Senior Notes due 2023 (the “2023 notes”).

$750,000,000 aggregate principal amount of 4.750% Senior Notes due 2028 (the “2028 notes”).

Maturity Dates	The 2023 notes will mature on August 1, 2023 and the 2028 notes will mature on August 1, 2028.

Interest Payment Dates	We will pay interest on the notes semi-annually on February 1 and August 1 of each year commencing on February 1, 2019. Interest on each series of notes will accrue from July 23, 2018.

Interest Rate	The 2023 notes will bear interest at 4.125% per year.

The 2028 notes will bear interest at 4.750% per year.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described herein under the caption “Description of the Notes—Optional Redemption.”

Change of Control Offer	If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes”) with respect to a series of notes, we will be required, unless we have exercised our option to redeem the notes of such series, to offer to purchase the notes of such series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the date of purchase. See “Description of the Notes—Change of Control Triggering Event.”

Additional Amounts

Subject to certain exceptions and limitations provided for in the Indenture, if we are, or if applicable, a guarantor is, required by a Relevant Taxing Jurisdiction (as defined in “Description of the Notes”) to deduct or withhold taxes from any payment made under or with respect to the notes, such payor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by the holder of such note, after such deduction or withholding (including any such deduction or withholding in respect of such Additional Amounts) will not be less than the amount such holder would have received if such taxes had not been withheld or deducted. See “Description of the Notes—Payment of Additional Amounts.”

Optional Tax Redemption	The notes of each series are also redeemable by us, in whole but not in part, at 100% of their principal amount, plus any accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (including any Additional Amounts) at our option at any time prior to their maturity, in the event of certain changes in tax laws after the issue date of the notes. See “Description of the Notes—Redemption for Tax Reasons.”

Certain Covenants	The Indenture governing the notes includes covenants that, among other things, limits our ability and the ability of certain of our subsidiaries to create or incur secured debt, enter into certain sale and leaseback transactions and amalgamate, consolidate, merge or sell all or substantially all of our assets. The covenants are subject to a number of important exceptions and qualifications. See “Description of the Notes—Certain Covenants.”

Future Guarantors	None of our subsidiaries will guarantee the notes on the issue date. In the future, we will cause each subsidiary that guarantees any series of the Existing Notes, within 90 days of the date on which we become required to deliver a guarantee of any series of Existing Notes pursuant to the applicable indenture governing such Existing Notes, to execute and deliver to the trustee a supplemental indenture to the indenture pursuant to which such subsidiary will guarantee payment of the notes on the same terms and conditions as those set forth in the indenture. See “Description of the Notes—Future Guarantors.”
Ranking	The notes will be our senior unsecured obligations, will be senior in right of payment to any of our future subordinated indebtedness, will rank equally with all our other senior debt from time to time outstanding, will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of our subsidiaries. See “Description of the Notes—Ranking.”

As of May 31, 2018, after giving effect to this offering and the use of proceeds therefrom (assuming the net proceeds are used to reduce borrowings under the Multi-Year Credit Agreement), as set forth under “Capitalization”:

•	we would have had approximately $4,459.5 million of total indebtedness (including the notes) outstanding, none of which would be secured; and

•	we would have had commitments available to be borrowed under our Credit Agreements of approximately $2,508.0 million, which could increase by $1.0 billion, subject to certain conditions.

Additionally, after giving effect to this offering and the use of proceeds therefrom as described under “Use of Proceeds” and “Capitalization,” our subsidiaries would have had approximately $10.6 million of long-term debt for borrowed money (including capital leases, but excluding intercompany liabilities), as of May 31, 2018.

Form and Denomination	Each series of notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	The notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Notes—Book-Entry System.”

Same Day Settlement	Beneficial interests in the notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

Listing of the Notes	We intend to apply to list the notes on the Official List of the Exchange, but obtaining this listing is not a condition to the consummation of this offering.

Governing Law	The notes and the Indenture will be governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.

Absence of Active Trading Market	The notes of each series are a new issue of securities and there is currently no established trading market for the notes. While we intend to apply to list the notes on the Official List of the Exchange, we cannot guarantee that our application will be approved as of the issue date of the notes or at any time thereafter, and completion of this offering is not conditioned on obtaining this listing. Accordingly, we cannot assure you that any active trading market for the notes of any series will develop or be maintained.

Risk Factors	See “Risk Factors” beginning on page S-10 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include financing a portion of the cash consideration payable for the Ipreo Acquisition and paying down amounts outstanding under our Credit Agreements and New Revolver. See “Use of Proceeds.”

Conflicts of Interest	Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, each an underwriter in this offering or their affiliates that are lenders under our Credit Agreements and New Revolver, may receive at least 5% of the net proceeds of this offering if we use all or a portion of the proceeds from this offering to pay down amounts outstanding under our Credit Agreements or New Revolver. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of the Financial Industry Regulatory Authority Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 of the Financial Industry Regulatory Authority will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Further Issuances	We may, without the consent of the holders of the outstanding notes of a series, from time to time, issue additional notes of such series ranking equally and ratably with the notes of such series and being otherwise similar in all respects, see “Description of the Notes”.

SUMMARY HISTORICAL FINANCIAL DATA OF IHS MARKIT

The following table sets forth summary historical consolidated financial information for IHS Markit, which is reported in accordance with U.S. GAAP. IHS was considered the accounting acquirer of Markit in the Merger. As a result, the summary historical financial information for IHS Markit presents the results of IHS prior to the Merger and of IHS Markit after completion of the Merger. The financial results of Markit have been consolidated into the results of IHS Markit since July 12, 2016, which was the closing date of the Merger.

The summary historical consolidated financial information for each of the years in the three-year period ended November 30, 2017 and the summary historical consolidated balance sheet data as of November 30, 2017 and November 30, 2016 have been derived from the audited consolidated financial statements of IHS Markit as of and for the fiscal year ended November 30, 2017, contained in its Annual Report on Form 10-K filed with the SEC on January 23, 2018, which is incorporated by reference in this prospectus supplement. The summary historical consolidated financial information for the six months ended May 31, 2018 and May 31, 2017 and the summary historical consolidated balance sheet data as of May 31, 2018 have been derived from the unaudited condensed consolidated financial statements of IHS Markit as of and for the six months ended May 31, 2018, contained in its Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the SEC on June 26, 2018, which is incorporated by reference in this prospectus supplement. The summary historical consolidated balance sheet as of May 31, 2017 has been derived from the unaudited condensed consolidated financial statements of IHS Markit as of and for the six months ended May 31, 2017, contained in its Quarterly Report on Form 10-Q for the quarter ended May 31, 2017, filed with the SEC on June 26, 2017, which is not incorporated by reference into this prospectus supplement. The summary historical consolidated financial information for the period representing the last twelve months (“LTM Period”) ended May 31, 2018 represents the sum of the historical consolidated financial information of IHS Markit for the fiscal year ended November 30, 2017 and the six months ended May 31, 2018, minus the historical consolidated financial information of IHS Markit for the six months ended May 31, 2017. The unaudited financial data presented has been prepared on a basis consistent with the audited consolidated financial statements of IHS Markit. In the opinion of IHS Markit’s management, such unaudited financial data reflects all adjustments necessary for a fair presentation of the results for those periods. The interim results are not necessarily indicative of results for the fiscal year ending November 30, 2018 or for any other period.

The summary historical financial information of IHS and IHS Markit should be read together with their consolidated financial statements and the notes related to those financial statements. IHS’s and IHS Markit’s historical consolidated financial information may not be indicative of the future performance of IHS Markit.

	LTM Period ended May 31,	Six months ended May 31,		Years ended November 30,
	2018	2018	2017	2017	2016	2015
	($ in millions)
Statement of Operations Data:
Revenue	$3,789.8	$1,940.4	$1,750.3	$3,599.7	$2,734.8	$2,184.3
Operating expenses:
Cost of revenue	1,395.0	711.3	664.7	1,348.4	1,037.7	819.2
Selling, general and administrative	1,143.3	589.5	542.2	1,096.0	907.1	795.3
Depreciation and amortization	510.5	261.6	243.6	492.5	335.7	215.1
Restructuring charges	0.7	—	(0.7)	—	22.8	39.4
Acquisition-related costs	103.8	52.8	62.0	113.0	161.2	1.5
Net periodic pension and postretirement expense	6.6	0.5	0.8	6.9	10.0	4.5
Other expense (income), net	17.9	4.4	5.2	18.7	(0.1)	1.5

Total operating expenses	3,177.8	1,620.1	1,517.8	3,075.5	2,474.4	1,876.5

	LTM Period ended May 31,		Six months ended May 31,		Years ended November 30,
	2018		2018	2017	2017	2016	2015
	($ in millions)
Operating income	612.0		320.3	232.5	524.2	260.4	307.8
Interest income	2.7		1.6	1.1	2.2	1.3	0.9
Interest expense	(186.4)		(101.6)	(69.5)	(154.3)	(119.4)	(70.9)

Non-operating expense, net	(183.7)		(100.0)	(68.4)	(152.1)	(118.1)	(118.1)

Income from continuing operations before income taxes and equity in loss of equity method investee	428.3		220.3	164.1	372.1	142.3	237.8
Benefit (provision) for income taxes	179.9		134.6	4.6	49.9	5.1	(48.9)
Equity in loss of equity method investee	(1.1)		—	(3.9)	(5.0)	(4.5)	—

Income from continuing operations	607.1		354.9	164.8	417.0	142.9	188.9
Income from discontinued operations	—		—	—	—	9.2	51.3

Net income	607.1		354.9	164.8	417.0	152.1	240.2
Net loss attributable to noncontrolling interest	0.5		1.1	0.5	(0.1)	0.7	—

Net income attributable to IHS Markit	$607.6		$356.0	$165.3	$416.9	$152.8	$240.2

Balance Sheet Data (as of period end):
Cash and cash equivalents			$159.0	$162.5	$133.8	$138.9	$291.6
Total assets			14,465.8	14,071.2	14,554.4	13,936.6	5,577.5
Total long-term debt and capital leases			4,353.7	3,423.2	3,617.3	3,279.3	2,071.5
Total debt (including current portion)			4,459.5	3,984.4	4,193.3	3,383.9	2,107.5
Total consolidated debt (1)			4,468.8	3,991.4	4,202.4	3,390.1	2,136.4
Total stockholders’ equity			7,768.7	7,608.6	8,004.4	8,084.4	2,200.9
Non-GAAP Data:
Adjusted EBITDA (2)	$1,474.2		$757.4	$673.1	$1,389.9	$987.7	$696.4
Ratio of total debt to Adjusted EBITDA	3.0	x			3.0x	3.4x	3.0x
Bank Reported EBITDA (2) (3)	$1,672.1				$1,452.5	$1,424.4	$750.8
Ratio of total debt to Bank Reported EBITDA	2.7	x			2.9x	2.4x	2.8x
Ratio of total consolidated debt to Bank Reported EBITDA	2.7	x			2.9x	2.4x	2.8x

(1)	Total consolidated debt is calculated as defined in the Credit Agreements and New Revolver.

(2)	IHS Markit uses non-GAAP financial measures such as EBITDA, Adjusted EBITDA and Bank Reported EBITDA in its operational and financial decision-making. IHS Markit believes that such measures allow it to focus on what it deems to be more reliable indicators of ongoing operating performance (Adjusted EBITDA) as well as IHS Markit’s ability to comply with the covenants set forth in its credit facilities, including the Credit Agreements and New Revolver. IHS Markit also believes that investors may find these non-GAAP financial measures useful for the same reasons, although IHS Markit cautions investors that non-GAAP financial measures are not a substitute for GAAP financial measures or disclosures. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income or operating cash flow as an indicator of operating performance or any other GAAP measure.

“EBITDA” is defined as net income attributable to IHS Markit plus or minus net interest, plus provision for income taxes, depreciation, and amortization. “Adjusted EBITDA” further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs and performance compensation, exceptional litigation, impairment of assets, net other gains and losses, impact of debt extinguishment, pension mark-to-market and settlement expense, the impact of joint ventures and non-controlling interests, and discontinued operations). “Bank Reported EBITDA” includes certain other permitted adjustments in the manner set forth in the Credit Agreements and New Revolver.

Because not all companies use identical calculations, IHS Markit’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

(3)	The presentation of Bank Reported EBITDA is intended to help investors evaluate IHS Markit’s ability to comply with its covenants because Bank Reported EBITDA has been and will continue to be a key component of the covenants in IHS Markit’s credit facilities, including the Credit Agreements and the New Revolver. While the Credit Agreements and the New Revolver will permit Bank Reported EBITDA to be calculated inclusive of estimated EBITDA from acquired entities (including Ipreo), the inclusion of such EBITDA should not be viewed as a projection of future results, but is simply provided to permit investors to understand how Bank Reported EBITDA is calculated under these debt instruments.

The following table reconciles the most directly comparable GAAP financial measure, net income attributable to IHS Markit, to EBITDA and Adjusted EBITDA for the periods presented:

	LTM Period ended May 31,	Six months ended May 31,		Year ended November 30,
	2018	2018	2017	2017	2016	2015
	($ in millions)
Net income attributable to IHS Markit	$607.6	$356.0	$165.3	$416.9	$152.8	$240.2
Interest income	(2.7)	(1.6)	(1.1)	(2.2)	(1.3)	(0.9)
Interest expense	186.4	101.6	69.5	154.3	119.4	70.9
(Benefit) provision for income taxes	(179.9)	(134.6)	(4.6)	(49.9)	(5.1)	48.9
Depreciation	165.8	84.0	75.2	157.0	114.8	85.0
Amortization	344.7	177.6	168.4	335.5	220.9	130.1

EBITDA	$1,121.9	$583.0	$472.7	$1,011.6	$601.5	$574.2
Stock-based compensation expense	241.7	119.6	139.8	261.9	203.9	128.9
Restructuring charges	0.7	—	(0.7)	—	22.8	39.4
Acquisition-related costs	68.3	27.2	62.0	103.1	161.2	1.5
Acquisition-related performance compensation	35.5	25.6	—	9.9	—	—
Litigation charges related to class action suit	—	—	—	—	0.1	—
Impairment of assets	—	—	—	—	—	1.2
Gain on sale of assets	—	—	—	—	(0.7)	—
Loss on debt extinguishment	3.0	3.0	—	—	0.6	—
Pension adjustment expense	5.4	—	—	5.4	8.4	2.5
Share of joint venture results not attributable to Adjusted EBITDA	(0.4)	—	(0.8)	(1.2)	0.3	—
Adjusted EBITDA attributable to noncontrolling interest	(1.9)	(1.0)	0.1	(0.8)	(1.2)	—
Income from discontinued operations, net	—	—	—	—	(9.2)	(51.3)

Adjusted EBITDA	$1,474.2	$757.4	$673.1	$1,389.9	$987.7	$696.4

Other permitted bank facility adjustments	201.8			62.6	436.7	54.4
LTM Bank Reported EBITDA	$1,676.0			$1,452.5	$1,424.4	$750.8

RISK FACTORS

You should carefully consider all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus and each of the risks described below. Some of the risks relate to the notes and others relate to our businesses. Any of the following risks could materially and adversely affect our business, financial condition and results of operations and the actual outcome of matters as to which forward-looking statements are made in this prospectus supplement and the accompanying prospectus. While we believe we have identified and discussed below and incorporated herein by reference the material risks affecting our businesses, there may be additional risks and uncertainties that we do not presently know or that we do not currently believe to be material that may adversely affect our businesses, financial condition and results of operations in the future.

Risks Relating to the Notes

Our indebtedness could adversely affect our business, financial condition and results of operations, as well as our ability to meet our payment obligations under the notes and our other debt.

As of May 31, 2018, after giving effect to this offering and the use of proceeds therefrom (assuming the net proceeds are used to reduce borrowings under the Multi-Year Credit Agreement), as set forth under “Capitalization,” we would have had approximately $4,459.5 million of outstanding debt and up to $2,508.0 million of undrawn commitments available under our Credit Agreements (which could increase by $1.0 billion, subject to certain conditions), subject to compliance with the covenants therein. This level of debt could have significant consequences on our future operations, including:

•	making it more difficult for us to satisfy our debt obligations, including the notes, and other ongoing business obligations, which may result in defaults;

•	causing events of default if we fail to comply with the financial and other covenants contained in the agreements governing our debt instruments, which could result in all of our debt becoming immediately due and payable or require us to negotiate an amendment to financial or other covenants that could cause us to incur additional fees and expenses;

•	subjecting us to the risk of increased sensitivity to interest rate increases in our outstanding indebtedness that bears interest at variable rates and could cause our debt service obligations to increase significantly;

•	reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate, and the overall economy;

•	placing us at a competitive disadvantage compared to any of our competitors that have less debt or are less leveraged; and

•	increasing our vulnerability to the impact of adverse economic and industry conditions.

Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations under the notes and our other debt.

Despite our current indebtedness levels, we may be able to incur substantially more debt. This could exacerbate further the risks associated with our leverage.

Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our existing or any future credit facilities or otherwise, in an amount sufficient to enable us to meet our payment obligations under the notes and our other debt and to fund other liquidity needs.

We and our subsidiaries may incur substantial additional indebtedness, including secured indebtedness, for many reasons, including to fund acquisitions. The terms of the Indenture generally will not restrict us from doing so. In addition, the Indenture allows us to issue additional notes under certain circumstances. Although the Indenture places some limitations on our ability and the ability of our subsidiaries to create liens securing indebtedness, there are significant exceptions to these limitations that will allow us and our subsidiaries to secure significant amounts of indebtedness without equally and ratably securing the notes. If we or our subsidiaries incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our and our subsidiaries’ assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the notes that are not similarly secured. Subject to certain limitations, the Indenture will also not restrict our subsidiaries from incurring additional debt, which would be structurally senior to the notes. In addition, the Indenture will not prevent us or our subsidiaries from incurring other liabilities that do not constitute indebtedness. If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.

As of May 31, 2018, after giving effect to this offering and the use of proceeds therefrom (assuming the net proceeds are used to reduce borrowings under the Multi-Year Credit Agreement), as set forth under “Capitalization,” we would have had approximately $4,459.5 million of outstanding debt and up to $2,508.0 million of undrawn commitments available under our Credit Agreements (which could increase by $1.0 billion, subject to certain conditions), subject to compliance with the covenants therein.

The notes will be effectively subordinated to any future secured indebtedness of IHS Markit to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of IHS Markit’s assets. As a result, the notes will be effectively subordinated to any of IHS Markit’s future secured indebtedness with respect to the assets that secure that indebtedness. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of future secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of IHS Markit, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the notes only after all indebtedness under such secured debt has been paid in full. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of IHS Markit’s bankruptcy, insolvency, liquidation, dissolution or reorganization.

We depend on cash flow of our subsidiaries to make payments on our securities.

IHS Markit is a holding company. Its subsidiaries conduct a significant percentage of its consolidated operations and own a significant percentage of its consolidated assets. Consequently, IHS Markit’s cash flow and its ability to meet its debt service obligations depend in large part upon the cash flow of its subsidiaries and the payment of funds by the subsidiaries to IHS Markit in the form of loans, dividends or otherwise. IHS Markit’s subsidiaries are not obligated to make funds available to IHS Markit for payment of the notes or otherwise. In addition, their ability to make any payments depends on their earnings, the terms of their debt, business and tax considerations and legal restrictions. Further, the Indenture will not prevent any of IHS Markit’s subsidiaries from incurring additional unsecured indebtedness and other liabilities, such as trade payables.

If the ability of subsidiaries of IHS Markit to pay dividends or make other distributions or payments to IHS Markit is materially restricted by other cash needs or bankruptcy or insolvency, or is limited due to operating results or other factors, we may be required to raise cash through the incurrence of debt, the issuance of equity or the sale of assets. However, there is no assurance that IHS Markit would be able to raise cash by these means. This could materially and adversely affect IHS Markit’s ability to pay its obligations, including its obligations to pay principal and interest on the notes.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

The notes will not be guaranteed by any of our subsidiaries, unless we guarantee any series of Existing Notes. However, in that case, there may be a delay from when we guarantee such Existing Notes and when we are required to guarantee the Notes offered hereby, given the 90-day deadline under the Indenture for us to guarantee the Notes after we are required to guarantee any series of Existing Notes. Our subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make any funds available therefor, whether by dividends, loans, distributions or other payments. In the event that any of our subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their debt, and their trade creditors generally, will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to IHS Markit. Consequently, your claims in respect of the notes will be structurally subordinated to all of the liabilities, including trade payables, of all of our subsidiaries.

As of May 31, 2018, after giving effect to this offering and the use of proceeds therefrom (assuming the net proceeds are used to reduce borrowings under the Multi-Year Credit Agreement) as described under “Use of Proceeds” and “Capitalization,” the subsidiaries of IHS Markit would have had approximately $10.6 million of long-term debt for borrowed money (including capital leases, but excluding intercompany liabilities).

An active trading market for the notes may not develop.

There is no existing market for the notes of any series. While IHS Markit intends to apply to list the notes on the Official List of the Exchange, it cannot guarantee that its application will be approved as of the issue date of the notes or at any time thereafter, and completion of the offering is not conditioned on obtaining this listing and there is no requirement to maintain the listing in the future.

Accordingly, there can be no assurance that an active trading market for the notes of any series will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

Even if an active trading market for the notes of a series does develop, there is no guarantee that it will continue. Further, there can be no assurance as to the liquidity of any market that may develop for such notes, your ability to sell such notes or the price at which you will be able to sell such notes.

Ratings of the notes could be lowered or withdrawn in the future.

We expect that each series of notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower the rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time and from time to time. See “Description of the Notes—Optional Redemption.” Additionally, we may redeem the notes, in whole but not in part, in the event of certain changes in tax laws after the issue date of the notes that would require IHS Markit to pay Additional Amounts on the notes. See “Description of the Notes—Redemption for Tax Reasons.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Under the Indenture, the change of control events that would require us to repurchase the notes are subject to a number of significant limitations, and certain change of control events that affect the market price of the notes may not give rise to any obligation to repurchase the notes.

Although we will be required under the Indenture to make an offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, the term “Change of Control Triggering Event” is limited in its scope and does not include all change of control events that might affect the market value of the notes. In particular, we are required to repurchase the notes upon certain change of control events only if the ratings of the notes are lowered by at least one rating agency and are rated below investment grade during the relevant “trigger period.” As a result, our obligation to repurchase the notes upon the occurrence of a change of control is limited and may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.

We will be required to offer to repurchase the notes at a purchase price equal to 101% of the principal amount thereof upon the occurrence of a “Change of Control Triggering Event” as provided in the Indenture. The occurrence of a Change of Control Triggering Event would cause an event of default under our senior credit facilities and our other indebtedness and therefore could cause us to have to repay amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a Change of Control Triggering Event and therefore limit our ability to fund the repurchase of your notes pursuant to the change of control repurchase offer. It is possible that we will not have sufficient funds, or be able to arrange for additional financing, at the time of the Change of Control Triggering Event to make the required repurchase of notes. If we have insufficient funds to repurchase all notes that holders tender for purchase pursuant to the change of control repurchase offer, and we are unable to raise additional capital, an event of default would occur under the Indenture. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the notes. We cannot assure you that additional capital would be available to us on acceptable terms, or at all. See “Description of the Notes—Change of Control Triggering Event.”

You may not be able to recover in civil proceedings for U.S. securities laws violations and other judgments under Bermuda law.

IHS Markit is a Bermuda exempted company, and although we will appoint an agent for service of process under the Indenture, a number of our directors and our executive officers are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or judgments with respect to the payment of principal, premium (if any) and interest on the notes. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions. See “Service of Process and Enforceability of Civil Liabilities and Judgments.”

In addition, you should not assume that courts in the countries in which our subsidiaries are incorporated or where our assets are located would enforce judgments of United States courts obtained in actions against us based upon the civil liability provisions of applicable United States federal and state securities laws or would enforce, in original actions, liabilities against us based on those laws.

Risks Related to IHS Markit’s Business

You should read and consider risk factors specific to IHS Markit’s businesses. These risks are described in Part I, Item 1A of IHS Markit’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017 and in Part II, Item 1A of IHS Markit’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2018. Additional risks are described in other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1,234.7 million, after deducting the underwriting discount and estimated offering expenses. See “Underwriting (Conflicts of Interest).”

We intend to use the net proceeds from this offering for general corporate purposes, which may include financing a portion of the cash consideration payable for the Ipreo Acquisition and paying down amounts outstanding under our Credit Agreements and New Revolver.

Certain of the underwriters and/or their affiliates are lenders under our Credit Agreements and New Revolver. Please see “Underwriting (Conflicts of Interest)—Conflicts of Interest” for more information.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity in loss of equity method investee, (2) interest expense, (3) imputed interest expense on lease commitments and (4) non-controlling interest (income) / loss. Fixed charges were calculated by adding interest expense and imputed interest expense on lease commitments.

	Fiscal Years
Six Months Ended May 31, 2018	2017	2016	2015	2014	2013
3.01	3.18	2.11	3.92	4.41	3.49

The figures in this table have been updated to reflect a change by us in the calculation of imputed interest expense on lease commitments and therefore supersede those set forth under the heading “Ratio of Earnings to Fixed Charges” in the accompanying prospectus.

CAPITALIZATION

The following table sets forth (i) the cash and cash equivalents and capitalization as of May 31, 2018 of IHS Markit on a historical basis, (ii) the cash and cash equivalents and capitalization as of May 31, 2018 of IHS Markit on an as adjusted basis to give effect to the entry into the Credit Agreements and the termination of the Existing Credit Agreement on June 25, 2018 and (iii) the cash and cash equivalents and capitalization as of May 31, 2018 of IHS Markit on an as further adjusted basis to give effect to this offering and the use of proceeds therefrom (assuming the net proceeds are used to reduce borrowings under the Multi-Year Credit Agreement). You should read this table in conjunction with IHS Markit’s unaudited condensed consolidated financial statements, the related notes and other financial information contained in its Quarterly Report on Form 10-Q for the quarter ended May 31, 2018, which are incorporated by reference in this prospectus supplement.

		As of May 31, 2018 (unaudited)
	Actual	As Adjusted	As Further Adjusted

	(in millions)
Cash and Cash Equivalents	$159.0	$159.0	$159.0

Debt:
Existing Credit Agreement	2,435.5	—	—
Multi-Year Credit Agreement(1)	—	2,443.8	1,209.1
364-Day Credit Agreement(2)	—	—	—
5.000% Senior Notes due 2022(3)	750.0	750.0	750.0
4.75% Senior Notes due 2025(4)	814.8	814.8	814.8
4.00% Senior Notes due 2026	500.0	500.0	500.0
4.125% Senior Notes due 2023 offered hereby(5)	—	—	498.5
4.750% Senior Notes due 2028 offered hereby(6)	—	—	747.2
Debt issuance costs	(44.2)	(52.5)	(63.5)
Capital leases	3.4	3.4	3.4

Total debt, including current portion	$4,459.5	$4,459.5	4,459.5
Shareholders’ equity:
Common shares, $0.01 par value, 3,000.0 authorized, 468.7 issued, and 392.0 outstanding at May 31, 2018	4.7	4.7	4.7
Additional paid-in capital	7,617.3	7,617.3	7,617.3
Treasury shares, at cost: 80.3 at May 31, 2018	(2,289.2)	(2,289.2)	(2,289.2)
Retained earnings	2,579.5	2,579.5	2,579.5
Accumulated other comprehensive loss	(143.6)	(143.6)	(143.6)

Total shareholders’ equity	7,768.7	7,768.7	7,768.7

Total capitalization	$12,228.2	$12,228.2	12,228.2

(1)	After giving effect to $1.6 million of letters of credit issued under the Multi-Year Credit Agreement, there was approximately $1,890.9 million of availability under the Multi-Year Credit Agreement, which could increase by $1.0 billion, subject to certain conditions.
(2)	The aggregate commitments under the 364-Day Credit Agreement will be reduced on a dollar-for-dollar basis by the amount of the net proceeds from this offering.
(3)	Represents the aggregate of (i) $742.8 million aggregate principal amount of 5.000% Senior Notes due 2022 of IHS Markit issued in the exchange offer conducted in connection with the Merger and (ii) $7.2 million aggregate principal amount of 5.000% Senior Notes due 2022 of IHS that were not exchanged in such exchange offer.
(4)	Represents $800.0 million aggregate principal amount, including $14.8 million of unamortized bond issuance premium.
(5)	Represents $500.0 million aggregate principal amount, net of $1.5 million of unamortized bond issuance discount.
(6)	Represents $750.0 million aggregate principal amount, net of $2.8 million of unamortized bond issuance discount.

DESCRIPTION OF THE NOTES

IHS Markit Ltd. (“IHS Markit”) will issue its 4.125% Senior Notes due 2023 (the “2023 Notes”) and its 4.750% Senior Notes due 2028 (the “2028 Notes” and, together with the 2023 Notes, the “Notes”) under a base indenture to be dated as of the closing date for this offering (the “base indenture”), between IHS Markit and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture between IHS Markit and the Trustee with respect to each series of Notes (each, a “supplemental indenture” and, together with the base indenture, the “Indenture). The 2023 Notes and the 2028 Notes will each constitute a separate series of debt securities pursuant to the base indenture.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “we,” “us,” “our” and “Issuer” refer to IHS Markit and not to any of its subsidiaries. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the Notes and the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the Notes. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information.”

The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes

The Notes will be:

•	unsecured senior obligations of the Issuer, ranking equally in right of payment with all future and existing senior obligations of the Issuer;

•	senior in right of payment to any future subordinated indebtedness of the Issuer;

•	effectively subordinated to any future secured indebtedness of the Issuer to the extent of the value of the collateral securing such indebtedness;

•	structurally subordinated to all existing and future indebtedness and other claims and liabilities, including preferred stock, of the Issuer’s subsidiaries; and

•	in the future, be guaranteed by each Subsidiary of the Issuer that is required to guarantee any series of the Existing Notes, within 90 days of the date on which the Issuer becomes required to deliver a guarantee of any series of Existing Notes pursuant to the applicable indenture governing such Existing Notes.

Principal, Maturity and Interest

We will initially issue $500 million aggregate principal amount of the 2023 Notes and $750 million aggregate principal amount of the 2028 Notes, in each case in denominations of $2,000 and any greater integral multiple of $1,000. The 2023 Notes will mature on August 1, 2023, and the 2028 Notes will mature on August 1, 2028. We are permitted to issue additional Notes of a series in an unlimited aggregate principal amount (the “Additional Notes”); provided that if any such Additional Notes of a series are not fungible with the Notes of such series offered hereby for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers from the Notes of such series offered hereby. The Notes of such series and the Additional Notes of such series, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on the 2023 Notes will accrue at the rate of 4.125% per annum and interest on the 2028 Notes will accrue at the rate of 4.750% per annum. Interest on the Notes will be payable semiannually in arrears on February 1 and August 1, commencing on February 1, 2019. We will make each interest payment to the holders of record of the Notes on the immediately preceding January 15 and July 15 (whether or not a Business Day).

Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, the maturity date, any redemption date, or any earlier required repurchase date of a Note of any series falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Payment of Additional Amounts

The Issuer or, if applicable, each Guarantor (pursuant to the terms of the applicable Guarantee) (each, a “Payor”) will make all payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the Guarantees, as the case may be, free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest, and other liabilities related thereto) whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of Bermuda, the United Kingdom or any other jurisdiction in which the Issuer or any Guarantor is organized, or resident for tax purposes, engaged in business for tax purposes or through which payment is made (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by the official interpretation or administration thereof.

If a Payor is required by a Relevant Taxing Jurisdiction to deduct or withhold Taxes from any payment of principal, premium (if any) and interest on the Notes, or any payments pursuant to the Guarantees, as the case may be, such Payor will pay (together with such payments) such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received in respect of such payments by the holder of such Note, after such deduction or withholding (including any such deduction or withholding in respect of such Additional Amounts) will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that a Payor shall not be required to pay any Additional Amount for or on account of:

(i)	any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;

(ii)	any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30 day period;

(iii)	any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(iv)	any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of the applicable Note or Guarantee;

(v)	any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the holder or the beneficial owner of the applicable Note or Guarantee to comply with a written request addressed to the holders (A) to provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the holder or the beneficial owner or its connection with the Relevant Taxing Jurisdiction or (B) to make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;

(vi)	any deduction or withholding arising on or in connection with FATCA; or

(vii)	any combination of the Taxes described in (i) through (vi) above.

In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or any interest on, any of the applicable Notes or Guarantees to any holder of the applicable Notes or Guarantees that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of a Relevant Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the holder of the relevant Notes or Guarantees.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use reasonable efforts to obtain certified copies of tax receipts or such other reasonable evidence of the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Payor will furnish to the Trustee (or to a holder upon written request), within a reasonable time after the date of the payment of any Taxes so deducted or withheld is made, such certified copies or proof of payment. The Payor will attach a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy or other proof of payment was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the Notes. Copies of such documentation will be available for inspecting during ordinary business hours at the office of the Trustee by the holders of the Notes upon written request and will be made available at the offices of the paying agent.

As soon as reasonably practicable, prior to each record date preceding the related interest payment date and each date on which any other payment under or with respect to the Notes or the Guarantee thereof is due and payable, if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will furnish such other information necessary to enable the paying agent to pay such Additional Amounts to holders on the payment date. Each such Officer’s Certificate shall be relied upon until receipt of a further Officer’s Certificate addressing such matters. Neither the Trustee nor the paying agent shall have any responsibility or liability for the determination, verification or calculation of any Additional Amounts. Such Officer’s Certificate may be forwarded by the Trustee to the Registered Holder and also upon written request to any holder.

Unless otherwise stated, references in any context to the payment of principal of, and any premium or interest on, any Note, other payment on or with respect to the Notes or any payment pursuant to the Guarantees will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery, registration or enforcement following the occurrence of any event of default of any Notes or any other document or instrument referred to therein. For the avoidance of doubt, no Payor shall be responsible for the payment or other discharge of such taxes, charges, or levies that arise as a result of, or in connection with, any transfer, assignment or the disposition of the Notes (or any rights attaching thereto) by any holder.

The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or any political subdivision thereof or any authority thereof or therein having the power to tax.

Optional Redemption

Except as set forth below and as set forth under “—Redemption for Tax Reasons,” we will not be entitled to redeem the Notes at our option.

Notice of any redemption of any series of Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event. In addition, if such redemption is subject to one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. The Issuer will provide prompt written notice to the Trustee prior to the close of business two Business Days prior to the redemption date rescinding such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Issuer rescinding such redemption, the Trustee will promptly send a copy of such notice to the holders of such series of Notes to be redeemed in the same manner in which the notice of redemption was given.

Prior to the Par Call Date for the 2023 Notes, we will be entitled, at our option, to redeem all or a portion of the 2023 Notes at a redemption price equal to 100% of the principal amount of the 2023 Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after such Par Call Date, we may redeem the 2023 Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Prior to the Par Call Date for the 2028 Notes, we will be entitled, at our option, to redeem all or a portion of the 2028 Notes at a redemption price equal to 100% of the principal amount of the 2028 Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, on or after such Par Call Date, we may redeem the 2028 Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

Notice of any such redemption must be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of DTC) to each holder’s registered address, not less than 15 nor more than 60 days prior to the redemption date. Calculation of the redemption price will be made by us or on our behalf by such person as we shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

If the optional redemption date is on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest in respect of such series of Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes are redeemed by the Issuer.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Issuer, the excess of (1) the present value at such redemption date of the Remaining Scheduled Payments on such Note (but excluding accrued and unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (2) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Issuer, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the date that the applicable redemption notice is first mailed or sent, in each case, plus 25 basis points in the case of the 2023 Notes and 30 basis points in the case of the 2028 Notes.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the applicable series of Notes from the redemption date to the applicable Par Call Date, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the applicable Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of two, or such lesser number as is obtained by the Issuer, Reference Treasury Dealer Quotations for such redemption date.

“Par Call Date” means July 1, 2023, in the case of the 2023 Notes, and May 1, 2028, in the case of the 2028 Notes.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns, HSBC Securities (USA) Inc. and its successors and assigns and J.P. Morgan Securities LLC and its successors and assigns; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government Securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefore another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the second Business Day immediately preceding the date that the applicable redemption notice is first mailed or sent.

“Remaining Scheduled Payments” means the remaining payments of principal of and interest on the applicable series of Notes that would be due after the redemption date but for such redemption if the Notes of such series matured on the relevant Par Call Date. If the redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment on the Notes will be reduced by the amount of interest accrued thereon to the redemption date.

Selection and Notice of Redemption

If we are redeeming fewer than all the Notes of a series at any time, the Trustee will select Notes of such series on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided, however, that global Notes will be selected in accordance with the applicable procedures of DTC.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of DTC) not less than 15 nor more than 60 days prior to the redemption date to each holder of such series of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note (or cause to be transferred by book entry). On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Redemption for Tax Reasons

The Notes are also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest, if any, to, but excluding, the applicable redemption date (including any Additional Amounts) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below):

(i)	the Issuer or a Guarantor in accordance with the terms of the Notes or Guarantee has, or would, become obligated to pay, on the next date on which any amount would be payable with respect to the Notes or a Guarantee, any Additional Amounts to the holders or beneficial owners of the Notes; and

(ii)	such obligation cannot be avoided by such Guarantor or the Issuer, taking reasonable measures available to it.

In such case, the Issuer may redeem the applicable Notes upon not less than 15 nor more than 60 days’ notice as provided in “—Selection and Notice of Redemption” above, at 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but not including, the redemption date (including Additional Amounts); provided, that, (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an Officer’s Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and (ii) an Opinion of Counsel or an opinion of an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law and the Trustee shall be entitled to accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent in which event they shall be conclusive and binding on the noteholders.

For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the Issue Date; or (ii) if the Issuer or a Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases all or substantially all its assets to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.

No Sinking Fund; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Change of Control Triggering Event.” We may at any time and from time to time purchase Notes in the open market, through privately negotiated transactions, exchange offers or otherwise.

Ranking

The indebtedness evidenced by the Notes will be senior unsecured obligations and will rank equally in right of payment with all other unsubordinated indebtedness of the Issuer.

As of May 31, 2018, on an as adjusted basis to give effect to this offering and the use of proceeds therefrom, as set forth under “Capitalization”:

(1)	the Issuer would have had approximately $4,459.5 million of total indebtedness (including the Notes), of which none would have been secured;

(2)	the Issuer would have had commitments available to be borrowed under the Multi-Year Credit Agreement of approximately $1,890.9 million, which could increase by $1.0 billion, subject to certain conditions, and commitments available to be borrowed under the 364-Day Credit Agreement of approximately $617.1 million; and

(3)	the Issuer’s Subsidiaries would have had approximately $10.6 million of long-term debt for borrowed money (including capital leases, but excluding intercompany liabilities).

The Notes are unsecured obligations of the Issuer. Secured indebtedness and other secured obligations of the Issuer will be effectively senior to the Notes to the extent of the value of the assets securing such indebtedness or other obligations.

The Indenture contains no limitations on the amount of additional indebtedness that the Issuer may incur and therefore the amount of such indebtedness could be substantial and, subject to the limitations set forth in the covenant described under “—Certain Covenants—Limitation on Liens,” such indebtedness may be secured indebtedness. The Indenture also does not limit the incurrence of unsecured indebtedness by our Subsidiaries. Moreover, the Indenture does not impose any limitation on the incurrence by us or such Subsidiaries of liabilities that are not considered indebtedness under the Indenture.

A substantial portion of our operations is conducted through our Subsidiaries. None of our Subsidiaries are guaranteeing the Notes on the Issue Date and, in the future, our Subsidiaries will only be required to guarantee the Notes under the circumstances described under the caption “—Future Guarantors.” Claims of creditors (including trade creditors) of any non-guarantor Subsidiaries and joint ventures, and claims of preferred stockholders of such non-guarantor Subsidiaries and joint ventures, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries and joint ventures over the claims of creditors of the Issuer and the Guarantors, including holders of the Notes and the Guarantees. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries and joint ventures.

Change of Control Triggering Event

Subject to the provisions of this section, within 30 days following the occurrence of a Change of Control Triggering Event with respect to a series of Notes, each noteholder of such series of Notes shall have the right to require that the Issuer make an offer to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to but excluding the date of purchase.

If the Change of Control purchase date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest to the Change of Control purchase date will be paid on the Change of Control purchase date to the Person in whose name a Note is registered at the close of business on such record date.

Within 30 days following the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless we have exercised our option to redeem all the Notes of such series as described under “—Optional Redemption,” we will mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) a notice to each noteholder of such series with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control Triggering Event has occurred and that such noteholder has the right to require us to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to but excluding the date of purchase;

(2)	the circumstances that constitute or may constitute such Change of Control Triggering Event;

(3)	the purchase date (which shall be no earlier than 15 days nor later than 60 days from the date such notice is sent); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all the Notes pursuant to the provisions described under “—Optional Redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control Triggering Event purchase feature of any series of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional secured indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Liens.” Such restrictions can only be waived with respect to a series of Notes with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of any series of the Notes protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors, including in connection with a proxy contest.

The Credit Agreement provides that the occurrence of certain change of control events with respect to the Issuer or any borrower under the Credit Agreement would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the purchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase all of the notes upon a change of control triggering event, which would result in a default under the notes.”

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer. In such case, the notice shall state that, in the Issuer’s discretion, the Change of Control purchase date may be delayed until such time as the Change of Control Triggering Event shall have occurred, or such repurchase may not occur and such notice may be rescinded in the event that the Change of Control Triggering Event shall not have occurred by the Change of Control purchase date, or by the Change of Control purchase date as so delayed.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase a series of Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes of such series.

For purposes of this discussion of a repurchase of the Notes following a Change of Control Triggering Event:

A “Change of Control” means the occurrence of any of the following:

(1)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

(3)	the amalgamation, merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the sale of all or substantially all the assets of the Issuer (determined on a consolidated basis) to another Person, other than a transaction following which in the case of an amalgamation, merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such amalgamation, merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such amalgamation, merger or consolidation transaction immediately after such transaction.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Issuer becomes a direct Subsidiary of a holding company and (b)(x) upon completion of such transaction, the direct or indirect holders of the Voting Stock of such holding company own such Voting Stock in substantially the same proportion as the holders of the Voting Stock of the Issuer immediately prior to that transaction or (y) holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of any amalgamation, merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of such holding company immediately after such transactions.

Certain Covenants

Amalgamation, Consolidation, Merger, Sale or Conveyance

The Indenture provides that the Issuer may not (i) amalgamate, consolidate with or merge into any other entity or (ii) convey, transfer or lease all or substantially all of the properties and assets of the Issuer and its subsidiaries taken as a whole, unless:

(1)	the Issuer is the successor entity, or the successor or transferee entity, if other than the Issuer, is a Person (if such Person is not a corporation, then such successor or transferee shall include a corporate co-issuer) organized and existing under the laws of any Permitted Jurisdiction (except if the Issuer determines in good faith that such requirement is not in the best interests of the Issuer and its Subsidiaries or that complying with such requirement would not be advisable for tax planning purposes or to improve tax efficiencies) and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes of each series and the performance of every covenant and obligation in the Indenture to be performed or observed by the Issuer;

(2)	immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such amalgamation, consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Issuer or successor entity, as applicable, subject to customary exceptions.

In case of any such amalgamation, consolidation, merger, conveyance or transfer (but not lease), the successor entity will succeed to and be substituted for the Issuer as obligor on the Notes of each series, with the same effect as if it had been named in the Indenture as the Issuer.

No Guarantor may amalgamate, consolidate with or merge into any other entity, unless:

(1)	the Issuer or a Guarantor is the successor entity or the successor or transferee entity, if not such Guarantor prior to such amalgamation, consolidation or merger, shall be a Person organized and existing under the laws of the jurisdiction under which such Guarantor was organized or under any other Permitted Jurisdiction, and expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee; provided, however, that the foregoing shall not apply in the case of a Guarantor (x) that has been, or will be as a result of the subject transaction, disposed of in its entirety to another Person (other than to the Issuer or an Affiliate of the Issuer), whether through an amalgamation, merger or consolidation or (y) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary;

(2)	immediately after giving effect to the transaction, no Event of Default, as defined in the Indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by the Indenture and stating that such amalgamation, consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction and constitutes the legal, valid and binding obligation of the Guarantor or successor entity, as applicable, subject to customary exceptions.

Notwithstanding the two immediately preceding paragraphs, this “—Amalgamation, Consolidation, Merger, Sale or Conveyance” covenant will not apply to an amalgamation, merger, transfer or conveyance or other disposition of assets between or among the Issuer and the Guarantors.

Limitation on Liens

The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, hedging obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP (“Debt”) secured by a Lien upon (a) any Property of the Issuer or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Issuer and owned by the Issuer or any Subsidiary of the Issuer, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under the Indenture are secured equally and ratably with or, at the option of the Issuer, prior to such Debt so long as such Debt shall be so secured.

The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1)	pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)	Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)	minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(4)	Liens on any property existing at the time of the acquisition thereof;

(5)	Liens on property of a Person existing at the time such Person is amalgamated, merged into or consolidated with the Issuer or a Subsidiary of the Issuer or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Issuer or a Subsidiary of the Issuer; provided that any such Lien does not extend to any property owned by the Issuer or any Subsidiary of the Issuer immediately prior to such amalgamation, merger, consolidation, sale, lease or disposition;

(6)	Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Issuer;

(7)	Liens in favor of the Issuer or a Subsidiary of the Issuer;

(8)	Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement and accessions thereto and improvements thereon;

(9)	Liens in favor of any Governmental Authority to secure partial, progress, advance or other payments;

(10)	Liens existing on the Issue Date or any extension, renewal, replacement or refunding of any Debt (or any guarantee thereof) secured by a Lien existing on the Issue Date or referred to in clauses (4)-(6) or (8); provided that any such extension, renewal, replacement or refunding of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by the Lien referred to in clauses (4)-(6) or (8) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (4)-(6) or (8) shall not exceed the principal amount of Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding;

(11)	Liens incurred in the ordinary course of business in an aggregate principal amount not to exceed $100.0 million;

(12)	Liens in favor of the Notes and the Guarantees; and

(13)	Liens securing hedging obligations entered into in the ordinary course of business.

Notwithstanding the restrictions described above, the Issuer and any Subsidiaries of the Issuer may create, incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(13) of the immediately preceding paragraph) plus all Attributable Debt of the Issuer and the Subsidiaries of the Issuer in respect of Sale/Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of the first sentence of the first paragraph under “—Limitation on Sale/Leaseback Transactions” below) would not exceed 20.0% of Consolidated Total Assets.

For the avoidance of doubt, neither the Credit Agreement or the 364-Day Credit Agreement nor, in either case, any extension, renewal or replacement or refunding thereof shall be secured pursuant to clause (10) above.

Limitation on Sale/Leaseback Transactions

The Issuer will not, and will not permit any Subsidiary of the Issuer to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(1)	the Sale/Leaseback Transaction is solely with the Issuer or another Subsidiary of the Issuer;

(2)	the lease is for a period not in excess of 36 months (or which may be terminated by the Issuer or such Subsidiary), including renewals;

(3)	the Issuer or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(13) of the second paragraph under the heading “—Limitation on Liens,” without equally and ratably securing the Notes then outstanding under the Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4)	the Issuer or such Subsidiary within 360 days after the sale of such Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the retirement of the Notes, other Funded Debt of the Issuer ranking on a parity with the Notes (or the Guarantees of the Notes) or Funded Debt of a Subsidiary of the Issuer, (b) the purchase of Property; or (c) a combination thereof; or

(5) (a)	the Attributable Debt of the Issuer and Subsidiaries of the Issuer in respect of such Sale/ Leaseback Transaction and all other Sale/Leaseback Transactions on Properties entered into after the Issue Date (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

(b)	the aggregate principal amount of Debt secured by Liens then outstanding (not including any such Debt secured by Liens described in clauses (1)-(13) of the second paragraph under the heading “—Limitation on Liens”) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes), would not exceed 20.0% of Consolidated Total Assets.

Future Guarantors

None of the Issuer’s Subsidiaries will guarantee the Notes on the Issue Date. In the future, the Issuer will cause each Subsidiary of the Issuer that is required to guarantee any series of the Existing Notes, within 90 days of the date on which the Issuer becomes required to deliver a guarantee of any series of Existing Notes pursuant to the applicable indenture governing such Existing Notes, to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary of the Issuer will guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

If required in the future, each Guarantor will jointly and severally guarantee, on a senior unsecured basis, our obligations under the Notes. The obligations of each Guarantor under its Guarantee are designed to be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law and, therefore, will be expressly limited to the maximum amount that such Guarantor could guarantee without such Guarantee constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Guarantee from constituting a fraudulent conveyance. In addition, if a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guaranties and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.

Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

The Guarantee of a Guarantor will be automatically released:

(1) upon the sale or other disposition (including by way of amalgamation, consolidation or merger) of a Guarantor;

(2) upon the sale or disposition of all or substantially all the assets of a Guarantor;

(3) at such time as such Guarantor is no longer a guarantor of any series of Existing Notes;

(4) upon the defeasance of the Notes, as provided under “—Defeasance;” or

(5) as described under “—Amendments and Waivers,”

in the case of clause (1) or (2), other than to the Issuer or a Subsidiary of the Issuer and as permitted by the Indenture.

SEC Reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Issuer will file with the SEC and make available to the Trustee and noteholders within 15 days after the Issuer would be required to file with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections; provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to the Trustee and noteholders within 15 days after the time the Issuer would be required to file such information with the SEC if it were a U.S. corporation subject to Sections 13 or 15(d) of the Exchange Act, provided, further, that in no event shall such reports be required to contain the separate financial information contemplated by Rule 3-10 or Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provision).

The Trustee shall have no responsibility to ensure that such filing has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Issuer will be deemed to have furnished such reports referred to in this section to the Trustee and the noteholders if either the Issuer or any of its direct or indirect parent companies that provides a guarantee of the Notes has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

In the event any direct or indirect parent company of the Issuer provides a guarantee of the Notes, the Issuer may satisfy its obligations under this covenant by providing consolidated financial information relating to such parent.

Defaults

Each of the following is an Event of Default with respect to any series of Notes:

(1)	a default in the payment of interest on such series of Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note of such series when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Issuer or any Guarantor to comply with its obligations under “—Certain Covenants— Amalgamation, Consolidation, Merger, Sale or Conveyance”;

(4)	the failure by the Issuer or any Guarantor, as the case may be, to comply for 45 days after notice with any of its obligations in the covenants described above under “Change of Control Triggering Event” (other than a failure to purchase Notes) or under “—Certain Covenants” under “—Limitation on Liens,” “—Limitation on Sale/Leaseback Transactions” or “—Future Guarantors”;

(5)	the failure by the Issuer or any direct or indirect parent company that provides a Guarantee of the Notes to comply for 120 days after notice with any of its obligations in the covenant described above under “—Certain Covenants—SEC Reports”;

(6)	the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(7)	Debt of the Issuer, any Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $200.0 million (the “cross acceleration provision”);

(8)	certain events of bankruptcy, insolvency or reorganization of the Issuer, any Guarantor or any Significant Subsidiary (the “bankruptcy provisions”);

(9)	any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $200.0 million is entered against the Issuer, any Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 30 days after notice (the “judgment default provision”); or

(10)	a Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

However, a default under clauses (4), (5), (6) and (9) will not constitute an Event of Default with respect to a series of notes until the Trustee or the holders of 25% in principal amount of the outstanding Notes of such series notify the Issuer (with a copy to the Trustee if given by the holders) of the default and the Issuer does not cure such default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (7), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes of such series) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

If an Event of Default with respect to a series of Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes of such series may declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the Notes of such series to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest (and premium, if any) on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes of a series may rescind such acceleration with respect to the Notes of such series and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes of a series unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes of such series unless:

(1)	such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)	holders of at least 25% in principal amount of the outstanding Notes of such series have requested the Trustee in writing to pursue the remedy;

(3)	such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of the outstanding Notes of such series have not given the Trustee a written direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes of a series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note of such series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.

If a Default with respect to a series of Notes occurs, is continuing and is actually known to the Trustee, the Trustee must mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to each holder of the Notes of such series notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, interest or premium on any Note of such series, the Trustee may withhold notice if it determines that withholding notice is not opposed to the interest of the holders of the Notes of such series. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with respect to a series of Notes with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes of such series) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes of such series then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	change the optional redemption dates or prices or calculations from those described under “—Optional Redemption;”

(5)	make any Note payable in money other than that stated in the Note;

(6)	amend the contractual right expressly set forth in the Indenture or the Notes of any holder of the Notes to institute suit for the enforcement of any payment on or with respect to such holder’s Notes after any interest payment date, Stated Maturity or any redemption date, as applicable;

(7)	make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note or Guarantee that would adversely affect the noteholders; or

(9)	release any Guarantor from its Guarantee, except as provided for in the Indenture.

Notwithstanding the foregoing, without the consent of any holder of the Notes of any series, the Issuer, any Guarantor and Trustee may amend or supplement the Indenture with respect to such series:

(1)	to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by us;

(2)	to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under the Indenture;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add guarantees with respect to the Notes, including any Guarantees, of such series or to secure the Notes of such series;

(5)	to add to the covenants of the Issuer or any Subsidiary for the benefit of the holders of the Notes of such series or to surrender any right or power conferred upon the Issuer or any Subsidiary;

(6)	to make any change that does not materially adversely affect the rights of any holder of the Notes of such series, as determined in good faith by us;

(7)	to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture, Guarantees or the Notes of such series to any provision of this “Description of the Notes,” as determined in good faith by us;

(9)	to release a Guarantor from its Guarantee when permitted by the terms of the Indenture;

(10)	to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes of such series; or

(11)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes of such series as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes of such series, or, if incurred in compliance with the Indenture, Additional Notes; provided, however, that (A) compliance with the Indenture as so amended would not result in Notes of such series being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes of such series, as determined in good faith by us.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail (or deliver by electronic transmission in accordance with the applicable procedures of DTC) to holders of the Notes of the effected series a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes of the effected series, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged under the Notes of a series and the Indenture and any Guarantees issued thereunder with respect to such series (“legal defeasance”) except for:

(1)	the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes of such series when such payments are due, solely out of the trust referred to below;

(2)	the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4)	the legal defeasance provisions of the Indenture.

If the Issuer exercises the legal defeasance option, the Guarantees in effect at such time will be automatically released.

By exercising covenant defeasance, the Issuer at any time may be released from its obligations described under “—Change of Control Triggering Event” and under the covenants described under “—Certain Covenants” (other than “—Amalgamation, Consolidation, Merger, Sale or Conveyance”) (“covenant defeasance”).

If the Issuer exercises the covenant defeasance option, the Guarantees in effect at such time will be automatically released.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes of a series may not be accelerated because of an Event of Default with respect to the Notes of such series. If the Issuer exercises its covenant defeasance option, an Event of Default specified in clause (4), clause (5), clause (7), clause (8) (solely with respect to Significant Subsidiaries), clause (9) or clause (10) under “—Defaults” above, in each case, shall not constitute an Event of Default.

In order to exercise either legal defeasance or covenant defeasance under the Indenture with respect to a series of Notes:

(1)	the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of such series, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes of such series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2)	in the case of legal defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners of the Notes of such series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)	in the case of covenant defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes of such series will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)	no Default or Event of Default with respect to the outstanding Notes of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Credit Agreement or any other material agreement or material debt instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)	the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance, as the case may be, have been complied with; and

(6)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

Satisfaction and Discharge

The Indenture will be discharged, and will cease to be of further effect as to all Notes of a series issued thereunder, when either:

(1)	all Notes of such series that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2) (a)	all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the holders of such series, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes of such series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)	no Default or Event of Default with respect to the outstanding Notes of such series has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(c)	the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under the Indenture with respect to such series; and

(d)	the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

Wells Fargo Bank, National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent and DTC Custodian with regard to the Notes. The Issuer may from time to time conduct other banking transactions, including lending transactions, or maintaining deposit accounts with Wells Fargo Bank, National Association in the ordinary course of business. The net proceeds from the Notes may be used to pay down amounts outstanding under the Issuer’s Credit Agreement under which Wells Fargo Bank, National Association is a lender.

If the Trustee becomes a creditor of the Issuer, or any Guarantor, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee, or resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantee) under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law; Jury Trial Waiver

The Indenture, the Notes and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party to the Indenture will submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Indenture provides that the Issuer, the Guarantors and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes, the Guarantees or any transaction contemplated thereby.

Book-Entry System

Upon issuance, each series of Notes will be represented by one or more global securities deposited with, or on behalf of, the depositary. The global securities representing the Notes will be registered in the name of the depositary or its nominee. The underwriters expect to deliver the notes in book-entry form through the facilities of DTC and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V. Except under the circumstances described in the accompanying prospectus under “Forms of Securities,” the

Notes will not be issuable in definitive form. So long as the Notes of each series are represented by one or more global securities, the depositary or its nominee will be considered the sole owner or holder of the Notes of such series for all purposes under the Indenture, and the beneficial owners of the Notes of such series will be entitled only to those rights and benefits afforded to them in accordance with the depositary’s regular operating procedures. See “Forms of Securities” in the accompanying prospectus.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein.

“364-Day Credit Agreement” means the Credit Agreement, dated as of June 25, 2018, among the Issuer, the lenders party thereto and HSBC Bank USA, National Association, as administrative agent, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board, unless otherwise noted.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions are authorized or required by law to close in New York City or London, England.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event with respect to a series of Notes.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consolidated Total Assets” means, at any time, the total assets appearing on the most recently prepared consolidated balance sheet of the Issuer and its Subsidiaries as of the end of the most recent fiscal quarter of the Issuer and its Subsidiaries for which such balance sheet is available, prepared in accordance with GAAP.

“Credit Agreement” means the Credit Agreement, dated as of June 25, 2018, among the Issuer, the lenders party thereto and Bank of America, N.A. as administrative agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under the Credit Agreement or a successor Credit Agreement.

“Default ” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“EBT” means, collectively, the Markit Group Holdings Limited Employee Benefit Trust, together with any successor thereto and any replacement or additional employee benefit trust (or similar vehicle) maintained by the Issuer or its Subsidiaries, together, in each case, with any subsidiary thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing MGHL Joint Venture” means any joint venture owned, directly or indirectly, by the Issuer as of the Issue Date.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Issuer or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2)	statements and pronouncements of the Financial Accounting Standards Board; and

(3)	such other statements by such other entity as approved by a significant segment of the accounting profession.

Except as otherwise provided herein, all ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank), in each case whether associated with a state or locality of the United States, the United States, or a foreign government of a Permitted Jurisdiction.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Guarantor” means each Subsidiary of the Issuer that after the Issue Date executes a supplemental indenture providing its Guarantee pursuant to the terms of the Indenture.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody’s Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor’s Ratings Group (or any successor to the rating agency business thereof), respectively.

“Issue Date” means the original date of issuance of the Notes.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease (other than an operating lease) in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably satisfactory to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Permitted Jurisdiction” means England and Wales, Bermuda, Canada, Australia, New Zealand, the Channel Islands, the United States, any state thereof or the District of Columbia, any member of the European Economic Area, Singapore or Switzerland, in each case to the extent that the obligations under the Notes or Guarantees, as applicable, would be valid and binding obligations of any Successor Company or Successor Person organized in such jurisdiction; provided that for any Guarantor organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof, the term “Permitted Jurisdiction” means the United States, any state thereof or the District of Columbia.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the Issue Date or thereafter acquired by the Issuer or any Subsidiary of the Issuer.

“Rating Agencies” means Standard and Poor’s Ratings Group and Moody’s Investors Service, Inc. or any successor to the respective rating agency business thereof.

“Rating Event” means (1) the ratings of the Notes of a series are lowered by at least one of the Rating Agencies and (2) the Notes of such series are rated below an Investment Grade Rating by at least one of the Rating Agencies, on any day during the period (which period will be extended so long as the rating of the Notes of such series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the first public announcement of the occurrence of a Change of Control or the intentions of the Issuer to effect a Change of Control and ending 60 days following the consummation of such Change of Control. Notwithstanding the foregoing, a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not have any obligation to monitor the occurrence or dates of any Rating Event and may rely conclusively on such Officer’s Certificate related to such Change of Control Triggering Event. The Trustee shall not have any obligation to notify the holders of the occurrence or dates of any Rating Event.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Sale/Leaseback Transaction” means an arrangement relating to a Property owned by the Issuer or a Subsidiary of the Issuer on the Issue Date or thereafter acquired by the Issuer or a Subsidiary of the Issuer whereby the Issuer or a Subsidiary of the Issuer transfers such property to a Person and the Issuer or the Subsidiary of the Issuer leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Issuer that would be a “significant subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

Notwithstanding the foregoing, it is understood and agreed that (i) each EBT shall be deemed not to constitute a subsidiary of the Issuer for all purposes of the Indenture, except for purposes of financial reporting on a consolidated basis to the extent required by GAAP and (ii) if the financial results of any Existing MGHL Joint Venture are not required to be consolidated with the Issuer pursuant to GAAP, such joint venture (and any direct or indirect subsidiary thereof) shall be deemed not to constitute a subsidiary of the Issuer for all purposes of the Indenture, including for purposes of financial reporting on a consolidated basis.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

CERTAIN UK TAX CONSIDERATIONS

The following is a summary as at the date hereof of only the (i) UK withholding taxation treatment in relation to payments of interest in respect of the notes, (ii) UK stamp duty and stamp duty reserve tax (“SDRT”) position with respect to the issue and transfer of the notes through the facilities of DTC and on their redemption and (iii) the UK taxation treatment in respect of payments of interest on, and disposal of, the notes for certain non-UK resident noteholders. It is based on current law and the practice of Her Majesty’s Revenue & Customs (“HMRC”), both of which may be subject to change, possibly with retrospective effect. The comments do not deal with any other UK or non-UK tax aspects of the acquisition, holding or disposal of the notes. The comments relate only to the position of persons who are absolute beneficial owners of the notes. Prospective noteholders should be aware that the particular terms of the notes may affect the tax treatment. The following is a general guide only and should be treated with appropriate caution. It is not intended as tax advice and it does not purport to describe all of the tax considerations (UK or otherwise) that might be relevant to a prospective noteholder. Prospective noteholders who are in any doubt as to their tax position should consult their professional advisers. Prospective noteholders who may be liable to taxation in the UK or jurisdictions other than the UK in respect of the acquisition, holding or disposal of the notes are particularly advised to consult their professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain UK tax aspects of the notes. In particular, prospective noteholders should be aware that they may be liable to taxation under the laws of the UK or other jurisdictions in relation to payments in respect of the notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the UK.

United Kingdom Withholding Tax on United Kingdom Source Interest

Payments of interest on the notes may be made without deduction of or withholding on account of UK income tax provided that the notes are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 Income Tax Act 2007.

Notes will be considered to be “listed on a recognised stock exchange” for this purpose if they are admitted to trading on a stock exchange designated as a “recognised stock exchange” by an order made by the Commissioners for HMRC and are either (a) included in the UK official list (within the meaning of Part 6 of the Financial Services and Markets Act 2000) or (b) officially listed, in accordance with provisions corresponding to those generally applicable in European Economic Area states, in a country outside the UK in which there is a recognised stock exchange.

The Exchange is a recognised stock exchange for these purposes. IHS Markit’s understanding of current HMRC practice is that securities that are officially listed and admitted to trading on the Official List of the Exchange are regarded as “listed on a recognised stock exchange” for these purposes.

In all cases falling outside the exemption described above, interest on the notes may fall to be paid under deduction of UK income tax at the basic rate (currently 20 per cent.) subject to such relief as may be available following a direction from HMRC pursuant to the provisions of any applicable double taxation treaty or to any other exemption which may apply.

Stamp Duty and SDRT

On the basis that IHS Markit does not maintain any register of notes in the UK (and no register (or copy thereof or copy of part thereof) of the notes is maintained in the UK on behalf of IHS Markit), it is expected that no UK stamp duty or stamp duty reserve tax should, in practice, be payable on the issue or transfer of the notes through the facilities of DTC, or on their redemption.

Other UK Tax Considerations

A noteholder who (i) is not resident for tax purposes in the UK and (ii) does not carry on a business, trade, profession or vocation in the UK through a branch, agency or permanent establishment to which the notes are attributable, should not generally be subject to UK tax in respect of any payments of interest on, or any disposal of, the notes, other than UK withholding on account of UK income tax (if any) as noted above.

Noteholders should obtain their own tax advice concerning tax liabilities in respect of the notes.

CERTAIN BERMUDA TAX CONSIDERATIONS

We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Code, U.S. Treasury regulations (“Treasury Regulations”) promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect so as to result in U.S. federal income tax consequences different than those set forth below. This discussion applies only to U.S. Holders (as defined below) who purchase the notes in this offering at the initial issue price indicated on the cover of this prospectus supplement and who hold the notes as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes.

This summary does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or the potential application of the income accrual rules set forth in Section 451(b) of the Code, the alternative minimum tax or the Medicare tax on net investment income. In addition, this discussion does not address all tax considerations that may be applicable to a U.S. Holder’s particular circumstances or to U.S. Holders that may be subject to special tax rules, such as, for example:

•	banks, insurance companies, or other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers and dealers in securities or commodities;

•	certain former citizens or former long-term residents of the United States;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons holding the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; or

•	a U.S. Holder (defined below) whose functional currency is not the U.S. dollar.

This discussion also does not consider the U.S. federal income tax consequences to any entity or arrangement treated for U.S. federal income tax purposes as a partnership. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in an entity treated as a partnership for U.S. federal income tax purposes holding the notes should consult its tax advisers with regard to the U.S. federal income tax treatment of the ownership and disposition of the notes.

We have not sought and do not intend to seek any ruling from the Internal Revenue Service (the “IRS”). Accordingly, there can be no assurance that the IRS or a court will agree with the U.S. federal income tax consequences described below. Prospective investors are urged to consult their own tax advisors regarding the application of U.S. federal income tax laws to their particular situation, as well as any tax considerations arising under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

For purposes of this discussion, a U.S. Holder is a beneficial owner of a note that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest

The stated interest on the notes will be taxed as ordinary interest income that is included in a U.S. Holder’s gross income in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. In addition to interest on the notes, which includes any tax withheld by a Relevant Taxing Jurisdiction from the interest payments received, a U.S. Holder will be required to include in income any additional amounts paid in respect of any such withholding tax. A U.S. Holder may be entitled to deduct or credit any such withholding tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of such U.S. Holder’s applicable foreign taxes for a particular tax year). Interest income on a note (including any additional amounts) generally will constitute foreign source income and generally will be considered “passive category income” in computing the foreign tax credit allowable to U.S. Holders under U.S. federal income tax laws. U.S. Holders will generally be denied a foreign tax credit for foreign taxes imposed with respect to the notes where a U.S. Holder does not meet a minimum holding period requirement during which such U.S. Holder is not protected from risk of loss. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which amount will be taxed as ordinary income to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the issue price of the note. Gain or loss recognized on the taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder has held the note for more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of notes is subject to foreign income tax, U.S. Holders may not be able to credit such tax against their U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code (because such gain generally would be U.S. source income) unless such income tax can be credited (subject to applicable limitations) against U.S. federal income tax due on other income that is treated as derived from foreign sources.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of US$50,000 are generally required to file an information statement along with their tax returns with respect to such assets. “Specified foreign financial assets” include securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of US$5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. U.S. Holders are encouraged to consult with their tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Information Reporting and Backup Withholding

The applicable withholding agent will report to U.S. Holders of notes and to the IRS the amounts paid on or with respect to the notes and the amount of any tax withheld from such payments. In addition, information reporting requirements will also apply to the proceeds of certain sales and other taxable dispositions (including retirements or redemptions) of notes unless the U.S. Holder is an exempt recipient. Backup withholding (currently at a rate of 24%) will apply to such payments if a U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or has been notified by the IRS that payments to it are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle a U.S. Holder to a refund, provided that it furnishes the required information to the IRS on a timely basis.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of ERISA, and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus supplement. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans, individual retirement accounts and other arrangements subject to Section 4975 of the Code (each such employee benefit plan or plan, account or other arrangement, a “Plan”), on entities whose underlying assets include plan assets by reason of a Plan’s investment in such entities and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the notes satisfies these requirements.

An investor who is considering acquiring the notes (including any interest in a note) with the assets of a Plan must consider whether the acquisition and holding of the notes (or an interest in a note) will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example, when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).

ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers (the so-called “service provider exception”); Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these or any other exemptions will be available with respect to any or all transactions involving the notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.

As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d)

of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments and are similar to such provisions of ERISA or the Code (“Similar Laws”). A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the notes satisfies the requirements, if any, under any applicable Similar Law.

The notes (and interests in a note) may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, but only if the acquisition will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the notes (or any interest therein) will be deemed to represent and warrant that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan, or (b) it is a Plan or an entity whose underlying assets are deemed to constitute the assets of a Plan for purposes of ERISA and Section 4975 of the Code and the acquisition, holding and subsequent disposition of the notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets are deemed to constitute the assets of a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition, holding or disposition of the notes; and (2) it will notify us and the trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported acquisition or transfer of the notes (or any interest in a the note) to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.

Additionally, if any purchaser or subsequent transferee of a note is (including any interest in a note) using assets of any Plan (for purposes of ERISA and Section 4975 of the Code) to acquire or hold the note, such purchaser and subsequent transferee will be deemed to represent that (i) none of the issuer, the underwriters and any of their respective affiliates has acted as the Plan’s fiduciary, or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire, hold, sell, exchange, vote or provide any consent with respect to the notes and none of the issuer, the underwriters and any of their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold, sell, exchange, vote or provide any consent with respect to the notes and (ii) the decision to invest in the notes has been made at the recommendation or direction of a fiduciary” within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21, as amended from time to time, who (a) is independent of the issuer and the underwriters; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies; (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee’s investment in the notes and is responsible for exercising independent judgment in evaluating the investment in the notes; and (d) acknowledges that none of the issuer, the underwriters and any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in the notes.

This offer is not a representation or recommendation by us or the underwriters that an acquisition of the notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of 2023 notes	Principal Amount of 2028 notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$92,500,000	$138,750,000
HSBC Securities (USA) Inc.	92,500,000	138,750,000
J.P. Morgan Securities LLC	92,500,000	138,750,000
RBC Capital Markets, LLC	50,000,000	75,000,000
Wells Fargo Securities, LLC	50,000,000	75,000,000
Barclays Capital Inc.	12,500,000	18,750,000
BBVA Securities Inc.	12,500,000	18,750,000
Citigroup Global Markets Inc.	12,500,000	18,750,000
NatWest Markets Securities Inc.	12,500,000	18,750,000
SunTrust Robinson Humphrey, Inc.	12,500,000	18,750,000
TD Securities (USA) LLC	12,500,000	18,750,000
U.S. Bancorp Investments, Inc.	12,500,000	18,750,000
BMO Capital Markets Corp.	5,000,000	7,500,000
BNP Paribas Securities Corp.	5,000,000	7,500,000
Citizens Capital Markets, Inc.	5,000,000	7,500,000
Goldman Sachs & Co. LLC	5,000,000	7,500,000
Morgan Stanley & Co. LLC	5,000,000	7,500,000
PNC Capital Markets LLC	5,000,000	7,500,000
SMBC Nikko Securities America, Inc.	5,000,000	7,500,000

Total	$500,000,000	$750,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer each series of notes to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and may offer each series of notes to dealers at that price less a concession not in excess of 0.350% of the principal amount of the 2023 notes and 0.400% of the principal amount of the 2028 notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.200% of the principal amount of the 2023 notes and 0.250% of the principal amount of the 2028 notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by us
Per 2023 note	0.600%
Total	$3,000,000
Per 2028 note	0.650%
Total	$4,875,000

The expenses of the offering, not including the underwriting discount, are estimated to be $3.2 million and are payable by us.

New Issue of Notes

Each series of the notes is a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. While we intend to apply to list the notes on the Official List of the Exchange, we cannot guarantee that our application will be approved as of the issue date of the notes. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of notes to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of each series of notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of such series of notes. If the underwriters create a short position in the notes of any series in connection with the offering, i.e., if they sell more notes of such series than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes of such series in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of any series of notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, under our Credit Agreements, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated is the administrative agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and an affiliate of J.P. Morgan Securities LLC are joint lead arrangers and joint book runners, HSBC Securities (USA) Inc. is a joint lead arranger and affiliates of HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC serve as agents thereunder. In addition, affiliates of certain of the underwriters are lenders under our Credit Agreements and New Revolver.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. If any of the underwriters or their respective affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Conflicts of Interest

Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, each an underwriter in this offering, or their affiliates that are lenders under our Credit Agreements and New Revolver, may receive at least 5% of the net proceeds of this offering if we use all or a portion of the proceeds from this offering to pay down amounts outstanding under our Credit Agreements or New Revolver. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of the Financial Industry Regulatory Authority Rule 5121. Because the notes to be offered will be rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 of the Financial Industry Regulatory Authority will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

PRIIPS Regulation / Prohibition of Sales to EEA Investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “Financial Instruments and Exchange Law”), and each underwriter will not offer or sell any of the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if the Issuer has not notified the dealer(s) on the classification of the notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the “SFA”), this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 or, as the case may be, Section 276(2) of the SFA, (ii) to an accredited investor pursuant to Section 275(1), or (iii) as the case may be, Section 276(2), and in accordance with the conditions specified in Section 275 of the SFA.

Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under, art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Bermuda

The securities being offered may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda (as amended). Additionally, non-Bermudian persons may not carry on or engage in any trade or business in Bermuda unless such persons are authorized to do so under applicable Bermuda legislation. Engaging in the activity of offering or marketing the securities being offered in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

LEGAL MATTERS

Certain legal matters will be passed upon for us, with respect to New York law, by Davis Polk & Wardwell LLP, New York, New York, and with respect to Bermuda law, by Conyers Dill & Pearman Limited. Certain legal matters with respect to New York law will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES AND JUDGMENTS

We are a Bermuda exempted company. Although we have appointed an agent for service of process under the Indenture, a number of our directors and our executive officers are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or judgments with respect to the payment of principal, premium (if any) and interest on the notes.

It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

Our registered address in Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

EXPERTS

The consolidated financial statements of IHS Markit Ltd. appearing in IHS Markit Ltd.’s Annual Report (Form 10-K) for the year ended November 30, 2017, and the effectiveness of IHS Markit Ltd.’s internal control over financial reporting as of November 30, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Markit Ltd. and management’s assessment of the effectiveness of internal control over financial reporting included in Markit Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

IHS Markit Ltd.

Common Shares

Preference Shares

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

IHS Markit Ltd. may offer from time to time common shares, preference shares, depositary shares, debt securities, warrants, purchase contracts or units. The debt securities may consist of debentures, notes or other types of debt. In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time. We will provide the specific terms of any offering of these securities, together with the terms of the offering, the public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these securities on a continuous or delayed basis through one or more agents, dealers or underwriters as designated from time to time, or directly to purchasers or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities will be the public offering price of those securities less the applicable discount, in the case of an offering made through an underwriter, or the purchase price of those securities less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of those securities.

Investing in our securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2018.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. The terms “IHS Markit,” “the Company,” “we,” “us,” and “our” refer to IHS Markit Ltd. and its subsidiaries.

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OUR COMPANY

We are a leading globally diversified provider of critical information, analytics, and expertise for the world’s major industries, financial markets, and governments. Our analytics reveal interdependencies across complex industries, which enhances transparency, reduces risk, and improves operational efficiency for our customers. Our information, analytics, and solutions are significant components in the systems and workflows of many of our customers and continue to become increasingly important to our customers’ operations. We leverage leading technologies and our industry expertise to create innovative products and services that provide information and insight to our customers to help them be more efficient and make more informed decisions. We are committed to sustainable, profitable growth.

Our core competency is using our expertise to source and transform data into information and analytics that our customers can use when making operational and strategic decisions. We are a dependable resource for those who require and demand the most accurate and robust information available. We are dedicated to providing the information and analysis our customers need to make critical decisions that drive growth and value for their operations.

By integrating and connecting our information and analytics with proprietary and widely used decision-support technology on scalable platforms, we produce critical information and insight designed to meet our customers’ needs. Our product development teams have also created proprietary Web services and application interfaces that enhance access to our information and allow our customers to integrate our offerings with other data, business processes, and applications (such as computer-aided design, enterprise resource planning, supply chain management, and product data/lifecycle management).

Our principal executive offices are located at 4th Floor, Ropemaker Place, 25 Ropemaker Street, London, England, EC2Y 9LY, and our telephone number at that address is +44 20 7260 2000. Our registered office in Bermuda is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda and the telephone number at that address is +1 441 295 5950.

Our website is located at http://www.ihsmarkit.com. Information on our website is not part of this prospectus or any accompanying prospectus supplement.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and information incorporated by reference after the date of this prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any free writing prospectus, together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov . You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. located at 100 F Street, N.E.,

Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common shares are listed and traded on the Nasdaq Global Select Market, or “Nasdaq” under the symbol “INFO”. You may also inspect the information we file with the SEC at Nasdaq’s offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. Information about us, including certain SEC filings, is also available at our website at http://www.ihsmarkit.com. However, the information on our website is not a part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated or deemed to be incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” prior to the termination of the offering under this prospectus (provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2017 filed with the SEC on January 23, 2018, including those portions of our Definitive Proxy Statement on Schedule 14A filed on February 27, 2018 that are specifically incorporated by reference into such Annual Report on Form 10-K;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2018 filed with the SEC on March 27, 2018;

•	Our Current Reports on Form 8-K or Form 8-K/A filed with the SEC on December 1, 2017, December 8, 2017, February 16, 2018 and April 12, 2018; and

•	Our Registration Statement on Form 8-A dated June 13, 2014.

We also incorporate by reference the following documents filed or furnished by Markit Ltd. prior to the completion of the merger between IHS Inc. and Markit Ltd.:

•	the audited consolidated financial statements on pages F-1 to F-69 of Markit Ltd.’s Annual Report on Form 20-F for the fiscal year ended December 31, 2015, filed on March 11, 2016; and

•	Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 10, 2016 (second Report of Foreign Private Issuer on such day).

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

IHS Markit Ltd.

4th Floor, Ropemaker Place

25 Ropemaker St.

London EC2Y 9LY

England

Attention: Legal Department

+44 20 7260 2000

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Securities Exchange Act). In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “see,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions including the merger between IHS Inc. and Markit Ltd., and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to develop new products and services; our ability to manage system failures or capacity constraints; our ability to successfully manage risks associated with changes in demand for our products and services; our ability to manage our relationships with third party service providers; legislative, regulatory and economic developments, including any new or proposed U.S. Treasury rule changes; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services; the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations; our ability to integrate the business successfully and to achieve anticipated synergies; our ability to retain and hire key personnel; our ability to satisfy our debt obligations and our other ongoing business obligations; and the occurrence of any catastrophic events, including acts of terrorism or outbreak of war or hostilities. These risks, as well as other risks, are more fully discussed under the caption “Risk Factors” in IHS Markit’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017, along with our other filings with the U.S. Securities and Exchange Commission (SEC) including subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should refer to the “Risk Factors” section of this prospectus and to the Company’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from those expressed or implied by these forward-looking statements. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations, credit rating or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date of this prospectus. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended November 30, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or in the applicable prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes and equity in loss of equity method investee, (2) interest expense, (3) imputed interest expense on lease commitments and (4) non-controlling interest (income) / loss. Fixed charges were calculated by adding interest expense and imputed interest expense on lease commitments.

Three Months Ended February 28,	Year Ended November 30,
2018	2017	2016	2015	2014	2013
3.02	3.38	2.19	4.31	4.96	3.86

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is based upon our memorandum of association (“Memorandum”), amended and restated bye-laws (“Bye-laws”) and applicable provisions of law. We have summarized certain portions of the Memorandum and Bye-laws below. The summary is not complete. The Memorandum and Bye-laws are incorporated by reference into the registration statement for these securities that we have filed with the SEC and have been filed as exhibits to our Annual Report on Form 10-K for the year ended November 30, 2017 or our other filings with the SEC. You should read the Memorandum and Bye-laws for the provisions that are important to you. In this “Description of Share Capital,” unless otherwise indicated, “we,” “us,” “our,” “the Company” and similar words refer to IHS Markit Ltd. and not any of its subsidiaries.

Share Capital

We currently have issued and outstanding one class of shares, common shares, par value $0.01 per share. Our authorized share capital of $30 million consists of 3,000,000,000 common shares, par value $0.01 per share, and undesignated shares, par value $0.01 per share, that our Board of Directors is authorized to designate from time to time as either common shares or as preference shares. As of April 13, 2018, no preference shares were issued and outstanding. The holders of our common shares are entitled to one vote per share, for each share held of record on all matters submitted to shareholders, including the election of directors and such other matters as may properly come before a general meeting. Holders of common shares are entitled to receive such dividends and other distributions in cash, shares or property of the Company as may be determined by our Board of Directors out of any funds legally available therefor.

Our Board of Directors is authorized to provide for the issuance of preference shares in one or more series, and to establish from time to time the number of shares to be included in each such series, to allot and redesignate such portion of our unissued share capital to such series as it shall determine to be appropriate and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions, of the shares of each such series (and, for the avoidance of doubt, such matters and the issuance of such preference shares shall not be deemed to vary the rights attached to the common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares).

In addition, we may, at our option, instead of offering whole individual shares of any series of preference shares, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preference shares issued and deposited with a depositary. The fraction of a preference share which each depositary share represents will be stated in the prospectus supplement relating to any series of preference shares offered through depositary shares. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preference share, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of the preference share represented by the depositary share. The material terms of any depositary shares to be issued and a description of the material terms of the applicable deposit agreement will be set forth in the applicable prospectus supplement.

Upon liquidation of the Company, the holders of common shares are entitled to share ratably in our assets, if any, remaining after payment of all debts and liabilities of the Company, subject to any liquidation preference on any issued and outstanding preference shares.

The transfer agent and registrar for our common shares is Computershare, Inc.

Our common shares are listed on the Nasdaq under the symbol “INFO.”

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of IHS Markit. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities or depositary shares representing equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle or obligate the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, common shares, preference shares, depositary shares or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, common shares, preference shares and depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	if applicable, a discussion of any material United States federal income tax considerations;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities . We may issue the registered debt securities, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of IHS Markit, the trustees, the warrant agents, the unit agents or any other agent of IHS Markit, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if

•	the depositary notifies us that it is unwilling or unable to continue as a depositary for any securities or if the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days of the notification or of our becoming aware of the depositary’s ceasing to be so registered, as the case may be,

•	we determine, in our sole discretion, not to have the securities represented by one or more global securities, or

•	in the case of debt securities, an event of default under the indenture for such debt securities has occurred and is continuing with respect to such debt securities,

then, in each case, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

IHS Markit and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

The securities may be sold in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

We will describe in a prospectus supplement the particular terms of any offering of the securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable securities may be listed.

If IHS Markit and/or the selling securityholders, if applicable, use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

IHS Markit and/or the selling securityholders, if applicable, may sell securities through agents or dealers designated by them. Any agent or dealer involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase securities from IHS Markit and/or the selling securityholders, if applicable, as principal and may resell those securities at varying prices to be determined by the dealer.

IHS Markit and/or the selling securityholders, if applicable, also may sell securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

IHS Markit and/or the selling securityholders, if applicable, may enter into agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

IHS Markit and/or the selling securityholders, if applicable, may solicit offers to purchase securities directly from, and we may sell securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Conyers Dill & Pearman Limited or such other counsel as may be specified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of IHS Markit Ltd. incorporated by reference in IHS Markit Ltd.’s Annual Report (Form 10-K) for the year ended November 30, 2017, and the effectiveness of IHS Markit Ltd.’s internal control over financial reporting as of November 30, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Markit Ltd. and management’s assessment of the effectiveness of internal control over financial reporting included in Markit Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.